UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2016

UNITED STATES ANTIMONY CORPORATION
(Exact name of registrant as specified in its charter)

Montana	33-00215	81-0305822
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

P.O. Box 643 Thompson Falls, Montana	59873
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 827-3523

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 10, 2016, the Registrant held its Annual Meeting. As of the record date for the Annual Meeting, there were 68,523,394 shares entitled to vote on all matters presented to the Registrant’s shareholders at the Annual Meeting. At the Annual Meeting, there were 40,255,565 votes cast, representing approximately 58.7% of the combined voting power of the Registrant’s common stock, Series B preferred stock, Series C preferred stock and Series D preferred stock were present in person or represented by proxy.

The following are the voting results on each matter submitted to the Company’s shareholders at the Annual Meeting. The proposals below are described in detail in the Proxy Statement. At the Annual Meeting, the six nominees for directors were elected to the Company’s Board of Directors (Proposal 1 below). In addition, management proposals regarding ratification of the appointment of DeCoria, Maichel & Teague P.S. as the Registrant’s independent registered public accounting firm for 2016 (Proposal 2 below) was approved.

1.
Election to the Registrant’s Board of Directors the following seven nominees:

	For	Withheld	Non-Votes
John C. Lawrence	39,904,650	350,915	28,267,829
Gary D. Babbitt	39,282,190	973,375	28,267,829
Harmut W. Baitis	39,343,602	911,963	28,267,829
Russell C. Lawrence	39,979,238	276,327	28,267,829
Whitney H. Ferer	39,343,602	911,963	28,267,829
Jeffrey D. Wright	39,438,108	817,457	28,267,829
Craig W. Thomas	40,014,000	241,565	28,267,829

2.
Ratification of selection of DeCoria, Maichel & Teague P.S. as the Registrant’s registered independent public accounting firm for 2015.

For	Against	Abstentions
39,995,550	161,529	98,486

Proxies were solicited under the proxy statement filed with the Securities and Exchange Commission on November 15, 2015. All nominees for director were elected. The proposal to ratify the appointment of the Company’s Independent Registered Public Accounting Firm for the 2016 fiscal year was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES ANTIMONY CORPORATION

Date: December 10, 2016	By:	/s/ John C. Lawrence
John C. Lawrence
President, Director and Principal Executive Officer

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